Agreement and Plan of Reorganization

                                 by and between
                            Tonga Capital Corporation
                             a Colorado corporation
                                       and
                             Momentum Biofuels, Inc.
                               a Texas corporation

                          dated: _____________________

                      AGREEMENT AND PLAN OF REORGANIZATION

                            Tonga Capital Corporation
                                       and
                             Momentum Biofuels, Inc.

         This Agreement and Plan of Reorganization ("Agreement"), dated as of __________________, among Tonga Capital Corporation (ffoo --), a Colorado Corporation, Momentum Biofuels, Inc. ("MBF"), a Texas Corporation, and the subscribing shareholders of MBF. ("MBF Shareholders") who will join this Agreement by execution.


                              W I T N E S S E T H:

         A. WHEREAS, MBF and TCC are corporations duly organized under the laws of the State of Texas and Colorado.

         B. Plan of Reorganization. The subscribing MBF Shareholders are the owners of 100% of the issued and outstanding common stock of MBF. It is the intention that 100% of the issued and outstanding stock of MBF shall be acquired by TCC in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of SEC 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Exchange of Shares. TCC and the subscribing MBF Shareholders agree that 100% of the approximately 38,000,000 common shares issued and outstanding of MBF shall be exchanged with TCC for 38,000,000 shares of the common stock of TCC. The TCC shares, on the closing date, shall be delivered ratably divided to the individual subscribing shareholders of MBF in exchange for their MBF shares as hereinafter set forth.

     D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Colorado Business Corporation Act.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Closing Date" (as herein defined), the subscribing Shareholders of MBF shall exchange all of their shares of MBF or 38,000,000 common shares of TCC common stock. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after joinder in this exchange by MBF Shareholders holding 100% of the outstanding MBF common shares, except that such transaction must be completed on or before August 4, 2006, or this Agreement shall expire unless extended in writing.

         On the Closing Date, all of the documents to be furnished to TCC and MBF, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Closing Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Closing Date, MBF shall become a wholly owned subsidiary of TCC. MBF's shareholders shall receive pro rata shares of voting common stock as follows:

                  TCC shall issue 38,000,000 of its shares of common stock for 100% of the outstanding common shares of MBF to the subscribing shareholders of MBF, ratably according to their interests.

         1.3 If this Agreement is duly executed by the holders of 100% of the outstanding common stock of MBF, subject to the other provisions hereof, it shall become effective, and such date of final execution shall be the closing date of this Agreement.


                                   ARTICLE II

                         Issuance and Exchange of Shares

         2.1 The shares of no par value common stock of TCC shall be issued by it to the subscribing MBF shareholders at Closing.

         2.2 TCC represents that no outstanding options or warrants for any unissued shares exist.

         2.3 The stock transfer books of MBF shall be closed on the Closing Date, and thereafter no transfers of the stock of MBF shall be made. MBF shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of MBF, and to deliver in exchange for such surrendered certificates, shares of common stock of TCC. The authorization of the Exchange Agent may be terminated by TCC after six months following the Closing Date. Upon termination of such authorization, any shares of MBF and any funds held by the Exchange Agent for payment to MBF shareholders pursuant to this Agreement shall be transferred to TCC or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of MBF are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of TCC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of MBF shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of TCC stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

         2.5 At the Closing Date, each holder of a certificate or certificates representing common shares of MBF, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been validly asserted and perfected pursuant to Colorado law shall not be converted into shares of TCC common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of MBF previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of MBF at the Closing Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of MBF have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

                           Representations, Warranties
                    and Covenants of Momentum Biofuels, Inc.

         No representations or warranties are made by any director, officer, employee or shareholder of MBF as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "MBF Disclosure Statement"), if any. MBF hereby represents, warrants and covenants to TCC except as stated in the MBF Disclosure Statement, as follows:

         3.1 MBF is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power and authority to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of MBF are complete and accurate, and the minute books of MBF contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of MBF.

         3.2 The aggregate number of shares which MBF is authorized to issue is 100,000,000shares of common stock of which 38,000,000shares are issued and outstanding.

         3.3 MBF has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by MBF will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of MBF.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by MBF' Board of Directors.

         3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of MBF, threatened against MBF or affecting any of its assets or properties, and to the knowledge of MBF' officers, MBF is not in any material breach or violation of or default under any contract or instrument to which MBF is a party, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to MBF.

         3.7 The representations and warranties of MBF shall be true and correct as of the date hereof and as of the Closing Date.

         3.8 No representation or warranty by MBF in this Agreement, the MBF Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.9 To the knowledge of the executive officers of MBF, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of MBF' business, whether registered or unregistered (collectively the Proprietary Rights) are owned by MBF, or a part of the public domain To the knowledge of the executive officers of MBF, MBF created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the Proprietary Rights stand solely in the name of MBF and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of MBF, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of the executive officers of MBF, MBF's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of MBF, threatened to the effect that the operations of MBF infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of MBF there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of the executive officers of MBF, threatened to the effect that any such Proprietary Rights owned or licensed by MBF, or which MBF otherwise has the right to use, is invalid or unenforceable by MBF.

         3.10 (i) MBF has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by MBF that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of MBF, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws"), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants") have been obtained; (iii) to the knowledge of the executive officers of MBF, no conditions exist on, in or about the properties now or previously owned or operated by MBF or any third-party properties to which any Pollutants generated by MBF were sent or released that could give rise on the part of MBF to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of MBF, all operators of MBF's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to MBF's assets.

         3.11 MBF shall deliver at closing to TCC audited financial statements of MBF dated May 22, 2006, 2006. All such statements, herein sometimes called "MBF Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of MBF for the periods indicated. All financial statements of MBF will have been prepared in accordance with generally accepted accounting principles.

         3.12 Since the date of the MBF Financial Statement, there have not been any material adverse changes in the business or condition, financial or otherwise, of MBF. MBF does not have any material liabilities or obligations, secured or unsecured except as shown on the financialsof MBF dated May 22, 2006 (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                            Tonga Capital Corporation

         No representations or warranties are made by any director, officer, employee or shareholder of TCC as individuals, except as and to the extent stated in this Agreement or in a separate written statement. TCC hereby represents, warrants and covenants to MBF and its shareholders, except as stated in the TCC Disclosure Statement, as follows:

         4.1 TCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of TCC, copies of which have been delivered to MBF, are complete and accurate, and the minute books of TCC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of TCC.

         4.2 The aggregate number of shares which TCC is authorized to issue is 500,000,000 shares of common stock, of which 24,390,039 shares of such common stock are issued and outstanding, fully paid and non-assessable, at the Closing under this Agreement. TCC will have, on the Closing Date, no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock. No preferred stock of TCC is outstanding.

         4.3 TCC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by TCC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of TCC.

         4.5 The execution of this Agreement has been duly authorized and approved by the Board of Directors of TCC.

         4.6 TCC has delivered to MBF audited financial statements of TCC dated December 31, 2005 and interim statements (unaudited) dated March 31, 2006. All such statements, herein sometimes called "TCC Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of TCC for the periods indicated. All statements of TCC will have been prepared in accordance with generally accepted accounting principles.

         4.7 Since the dates of the TCC Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of TCC. TCC does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of TCC dated March 31, 2006 (whether accrued, absolute, contingent or otherwise).

         4.8 There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of TCC, threatened against TCC or affecting any of its assets or properties, and TCC is not in any material breach or violation of or default under any contract or instrument to which TCC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by TCC under any contract or other instrument to which TCC is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to TCC.

         4.9 TCC shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition except pursuant to the proposed minutes of the Board of Directors of TCC presented herewith for approval by MBF.

         4.10 The representations and warranties of TCC shall be true and correct as of the date hereof and as of the Closing Date.

         4.11 TCC corporate books and records are true records of its actions. TCC will also deliver to MBF on or before the Closing Date any reports relating to the financial and business condition of TCC which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.12  TCC has no employee benefit plan in effect at this time

         4.13 TCC is current in its filing obligations under the federal securities laws. No report filed by TCC with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

         4.14 TCC agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of MBF and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and TCC expressly assumes such indemnification obligations of MBF.

                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date

         5.1 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.2 TCC and MBF shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                             Procedure For Exchange

         6.1 At the Closing Date, the exchange shall be effected within 4 business days after receipt by M. A. Littman, as attorney for TCC, of the MBF common stock certificates representing 100% of the issued and outstanding common stock of MBF, together with the signed Exchange Agreements, containing the information necessary to issue the TCC shares to the exchanging shareholders of MBF, by instructing the transfer agent of TCC to issue the new certificates and sending the certificates of TCC by Federal Express to the exchanging shareholders.

                                   ARTICLE VII

                           Conditions Precedent to the
                          Consummation of the Exchange

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 MBF and TCC shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date and TCC and MBF shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of MBF duly and properly called for such purpose in accordance with the applicable laws.

         7.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.4 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all proceedings and related matters shall have been approved by counsel for MBF and TCC.

         7.5 The representations and warranties made by MBF and TCC in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         7.6 Securities Laws Compliance. Each shareholder of MBF shall sign an Exchange Agreement as contained on Schedule A. It is anticipated that the following SEC filings will need to be made as a result of the Plan and Agreement and the exchange: Forms 8-K, 8K12(g) 3, 13d and 13g, and appropriate amendments to the forms 8-k as may be necessary to include pro forma financials and consolidated financials.

         7.7 TCC shall furnish MBF with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of TCC, approving this Agreement and the transactions contemplated by it.

                                  ARTICLE VIII

                           Termination and Abandonment

         8.1   Anything   contained   in   this   Agreement   to  the   contrary
notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing Date:

                  (a)      By mutual consent of MBF and TCC;

                  (b) By MBF, or TCC, if any condition set forth in Article VII relating to the other party has not been met by the closing date or has not been waived in writing by the other party;

                  (c) By MBF, or TCC, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

                  (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

                  (e) By any party if the Agreement Closing Date is not within 30 days from the date hereof, or if the Closing Date passes without performance.

         8.2 Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

                        Termination of Representation and
                        Warranties and Certain Agreements

         9.1 The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Closing Date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.


                                    ARTICLE X

                                  Miscellaneous

         10.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.4 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of MBF.

         10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

         To: Momentum Biofuels, Inc.
         3027 Marina Bay Drive
         Suite 105
         League City TX, 77573



         To:  Tonga Capital Corporation:


or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     10.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of MBF and TCC. However, either MBF or TCC may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         10.7 The Board of Directors of TCC shall appoint the following individuals to the Board of Directors of TCC and as Officers concurrent with the closing of the transaction contemplated in this agreement, subject to compliance with Section 14f of the Securities Exchange Act of 1934 by mailing of Notice to shareholders:

                           Charles Phillips - President
                           Elizabeth Evans

         10.8 Within five days after the date of this Agreement, the shareholders of MBF holding a total of 100% of the issued and outstanding shares of MBF shall join this Agreement by execution of the signature page hereon. In the event this provision is not complied within the time specified, this Agreement and Plan of Reorganization shall be null and void and all agreements terminated.

            10.9 It is a condition of Closing under this Agreement that TCC shall remain listed in good standing on the OTCBB as of Closing date.

         10.10 Lance Baller, Shortline Equity and J. Paul Consulting agree to sell 13,000,000 shares back to the company for a purchase price of $400,000 to be paid at and as a condition of closing.

         10.11 As a continuing covenant surviving closing under this Agreement, Momentum Biofuels, Inc. hereby agrees that no more than 5% of the total issued and outstanding common shares shall be issued in options or warrants in the next three years. Such percentage shall be automatically adjusted based upon issuances for equity or acquisitions.

         10.12 As a condition to this Agreement, 1,250,000 common shares of Tonga for retirement to treasury shall be canceled and retired.

         IN WITNESS WHEREOF, the parties have set their hands and seals this ____ day of _____________, 2006.

                            Tonga Capital Corporation


                         By:____________________________
                                    President

                         Attest:________________________
                                    Secretary

                             Momentum Biofuels, Inc.


                         By:___________________________

                                    President

                        Attest: ________________________
                                    Secretary

Momentum Biofuels, Inc. SHAREHOLDERS (by signature below or pursuant to execution of the Exchange Agreement and Representations incorporating this Agreement by reference.)


Signatures                 Please Print Names         # of Shares

1______________________    ______________________    ________________

2______________________    ______________________    ________________

3______________________    ______________________    ________________

4______________________    ______________________    ________________

5______________________    ______________________    ________________